As filed with the Securities and Exchange Commission on October 17, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALILEO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	n/a
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1049 Park Ave. 14A
New York, NY 10028
(347) 517-1041

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Luca Giacometti
Chairman and Chief Executive Officer
1049 Park Ave. 14A
New York, NY 10028
(347) 517-1041

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Tel: (212) 818-8800 Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-234049

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value and one Redeemable Warrant(2)	2,300,000 Units	$10.00	$23,000,000	$2,986
Ordinary Shares included as part of the Units(2)	2,300,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	2,300,000 Warrants	—	—	—	(4)
Total			$23,000,000	$2,986	(5)
____________
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-234049).

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $115,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-234049), which was declared effective by the Securities and Exchange Commission on October 17, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of Galileo Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one ordinary share and one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to certain adjustments. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-234049) (the “Prior Registration Statement”), initially filed by the Registrant on October 2, 2019 and declared effective by the Securities and Exchange Commission on October 17, 2019. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-234049) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.
5.2	Opinion of Ellenoff Grossman & Schole LLP, counsel to the Registrant.
23.1	Consent of Withum Smith+Brown, PC.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-234049), filed on October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of October, 2019.

GALILEO ACQUISITION CORP.
By: /s/ Luca Giacometti Name: Luca Giacometti Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Luca Giacometti Luca Giacometti	Chairman and Chief Executive Officer (Principal Executive Officer)	October 17, 2019

/s/ Alberto Recchi Alberto Recchi	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 17, 2019

/s/ Patrick J. Jones Patrick J. Jones	Director	October 17, 2019

/s/ Alberto Pontonio Alberto Pontonio	Director	October 17, 2019

/s/ Robert Cohen Robert Cohen	Director	October 17, 2019